UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  April 15, 2014 (April 15, 2014)

Commission file number 1-36129

SPRINGLEAF HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                        Other Events.

Springleaf Holdings, Inc. (“Springleaf” or the “Company”) has filed its Annual Report on Form 10-K for the year ended December 31, 2013 (“Form 10-K”) with the Securities and Exchange Commission (“SEC”).

On April 1, 2014, Springleaf filed a Form 12b-25, Notification of Late Filing with the SEC, extending the filing deadline to April 15, 2014.

As previously disclosed, Springleaf experienced a delay in completing the financial statements and related disclosures to be included in the Form 10-K as a result of time needed to address certain accounting matters.  These matters — accounting for structural attributes of certain securitizations and investment securities as embedded derivatives, and the accretion of the effective interest expense on certain indebtedness of the company — have been resolved.  In addition, the recording of adjustments relating to these matters, together with recording to the appropriate periods certain previously recorded and disclosed out-of-period adjustments, have also been resolved.  The resolutions described above did not have a material effect on Springleaf’s Fourth Quarter and Full Year 2013 statements of operations as disclosed in its press release dated March 11, 2014.

Separately, while finalizing its tax position for the Fourth Quarter 2013, the Company recorded a tax benefit of approximately $12 million related to a change in tax status of its non-core United Kingdom operations, which have been in wind-down since 2012.  This benefit was not reflected in the Company’s statements of operations for the Fourth Quarter and Full Year 2013 as disclosed in its March 11, 2014 press release; however, the benefit has been reported in the Company’s statements of operations for the Fourth Quarter and Full Year 2013 as reported in its Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)

Date:	April 15, 2014	By	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer